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                                                                    EXHIBIT 16.1

                             AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION
                                      OF
                             THE BANK OF NEW YORK
                TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION

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For the purpose of organizing an association to carry on the business of banking of a national association, the undersigned do enter the following Amended and Restated Articles of Association:

     FIRST.  The title of this association shall be The Bank of New York Trust
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Company of Florida, National Association (the "Association").


     SECOND.  The main office of the Association shall be in the City of Miami,
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County of Dade, State of Florida. The general business of the Association shall be conducted at its main office and its branches.

     THIRD.  The Board of Directors of the Association shall consist of not less
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than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of the capital stock of the Association, or an equivalent interest, as determined by the Comptroller of the Currency, in any Company which controls the Association within the meaning of the applicable laws of the United States. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

     FOURTH.  There shall be an annual meeting of the shareholders the purposes
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of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the By-laws, but if no election is held on such day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled


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to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the
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meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder; (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee, (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon the chairman's instructions, the vote tellers may disregard all votes cast for each such nominee.

     FIFTH.  The authorized amount of capital stock of the Association shall be
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15,000 shares of common stock of a par value of FIFTY DOLLARS ($50) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of any class of the capital stock of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of capital stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH.  The Board of Directors shall appoint one of its members President
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of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such other officers and employees as may be required to transact the business of the Association.


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     The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make; and in general to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location
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of the main office to any authorized branch location within the limits of Miami,
Florida upon written notice to the Comptroller of the Currency, or with a vote of the shareholders owning two-thirds of the capital stock of the Association and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Miami, Florida, but not more than 30 miles beyond such limits; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The corporate existence of the Association shall continue until
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terminated in accordance with the laws of the United States.

     NINTH. The Board of Directors of the Association, or any three or more
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shareholders owning, in the aggregate, not less than 25 percent of the stock of the Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

     TENTH. Any person, his heirs, executors, or administrators, may be
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indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suite or proceeding, civil or criminal, to which he or they shall be made a party by reason of being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he or they served in any such capacity at the request of the Association; provided, however that no person shall be so indemnified or
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reimbursed in relation to any matter in such action, suit, or proceeding as to which he or they shall finally be adjudged to have been guilty of or liable for
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negligence, willful misconduct or criminal acts in the performance of his duties for the Association; and provided further, that no person shall be so
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indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

     The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

     ELEVENTH.  These Articles of Association may be amended at any regular or
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special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     IN WITNESS WHEREOF, we have signed this Amended and Restated Articles of Association this 18th day of January, 1985.


                                                   THE BANK OF NEW YORK
                                                     COMPANY, INC.

                                                   By:  /s/ Robert J. Goebert
                                                        ---------------------
                                                        Robert J. Goebert
                                                        Secretary